Exhibit 3.10

BY-LAWS

OF

HARDEE’S FOOD SYSTEMS, INC.

ARTICLE I

OFFICES

Section 1.	Principal Offices: The principal office of the corporation shall be located at 1233 North Church Street, Rocky Mount, Nash County, North Carolina.

Section 2.	Registered Office: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office and shall be at such place within the state as may, from time to time, be fixed and determined by the Board of Directors.

Section 3.	Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.	Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon in advance by a majority of the shareholders entitled to vote thereat.

Section 2.	Annual Meetings: The annual meeting of shareholders shall be held at 10:00 A.M. on the 2nd Monday of March of each year if not a legal holiday, and if a legal holiday, the next day following not a legal holiday for the purpose of electing Directors of the corporation and the transaction of such other business as may be properly brought before the meeting.

Section 3.	Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these by-laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.	Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President or the Board of Directors of the corporation, or by any shareholders pursuant to the written request of the holders of not less than one-tenth of all shares entitled to vote at the meeting.

Section 5.	Notice of Meetings: Written or printed notice stating the date, time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice which shall be mailed shall be directed to each shareholder at the address of such shareholder set forth on the share books of the corporation, except that if any shareholder shall have filed with the Secretary a written request that notice intended for such shareholder be mailed to some other address, then notice to such shareholder shall be mailed to the address set forth in such written request.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is expressly required by the provisions of the North Carolina Business Corporation Act or other authority. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 6.	Voting Lists: At least ten days before each meeting of shareholders the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. Such list need not be prepared if the record of shareholders actually presented readily shows, in alphabetical index, the names of the shareholders entitled to vote, with their address and the amount of their holdings.

Section 7.	Quorum: The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8.	Voting of Shares: The holder of each outstanding share shall have one vote for each share standing of record in his name and, except as provided in Section 4 of Article III, shall be entitled to vote accordingly on each matter submitted to a vote at a meeting of shareholders. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held. Any shareholder entitled to vote may vote by proxy provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force or limits its use to a particular meeting; and in any event no proxy shall be valid after ten years from the date of its execution. Each instrument designating a proxy shall be exhibited to the Secretary of the meeting and shall be filed with the records of the corporation.

Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, or held directly or indirectly in a fiduciary capacity by it or by a subsidiary corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at a given time.

Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter of by-laws of this corporation.

Voting on all matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 9.	Voting Inspectors: The Board of Directors in advance of any meeting of shareholders may appoint one or three voting inspectors to act at any such meeting or adjournment thereof, and in the absence of such appointment the officer or person acting as chairman of the meeting may, and shall if so requested by any shareholder or proxy holder, make such appointment. Any vacancy, whether from refusal to act or otherwise, may be filled by appointment of the chairman. If there are three inspectors, the decision or certificate of any two shall be effective as the act of all. The voting inspectors shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.	General Powers: The business, affairs, and property of the corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these by-laws.

Section 2.	Number, Term and Qualifications: The number of directors of the corporation shall be not less than three (3) nor more than fifteen (15) as may be determined by the affirmative vote of not less than two-thirds of the directors of the corporation. Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3.	Election of Directors: Except as provided in Section 7 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.

Section 4.	Cumulative Voting: Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention to vote cumulatively; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall announce the number of shares present in person or by proxy and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5.	Removal. Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election. If any directors art so removed, new directors may be elected at the same meeting.

Section 6.	Resignations: Any director may resign at any time by giving written notice to the President or Secretary of the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified therein, at the time such resignation is received by the President or Secretary of the corporation. The acceptance of such resignation shall not be necessary to make it effective, unless otherwise specified therein, in which event the resignation shall take effect upon its acceptance by the Board of Directors.

Section 7.	Vacancies: A vacancy occurring in the Board of Directors may be filled by the affirmative vote of not less than two-thirds of the remaining directors of the corporation, though less than a quorum, or by the sole remaining director; but a vacancy created by an increase in the number of directors fixed by these by-laws shall be filled only by election at an annual meeting. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 8.	Chairman: There shall be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the By-laws or the Board of Directors.

Section 9.	Compensation: The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

Section 10.	Executive Committee: The Board of Directors may, by a resolution adopted by not less than a majority of the directors of the corporation, designate an Executive Committee, which committee shall serve for such term as may be provided in the resolution designating the same, and to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. Such Executive Committee shall be composed of not less than five nor more than seven persons, a majority of whom shall be members of the Board of Directors and the remainder of whom shall be officers of the corporation.

Any vacancy occurring in the Executive Committee shall be filled by the affirmative vote of not less than a majority of the Directors of the Corporation at a regular or special meeting of the Board of Directors.

Any member of the Executive Committee may resign or be removed at any time with or without cause by the affirmative vote of not less than a majority of the Directors of the Corporation.

The Executive Committee shall adopt its own rules of organization and procedure, including provisions for informal action without the necessity of meeting. Minutes shall be kept of all actions taken by the Executive Committee and reported to the Board of Directors at its next meeting.

Those members of the Executive Committee who are Directors of the Corporation but not officers of the Corporation shall be compensated for their services as such in such amounts as may be from time to time designated by the Board of Directors. Those members of the Executive Committee who are officers of the Corporation and are compensated by the Corporation as such shall receive no compensation for their services as members of the Executive Committee.

The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

If action taken by an Executive Committee is not thereafter formally considered by the Board of Directors, a Director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1.	Annual Meetings: An annual meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders, or, if not then held, shall be held within a reasonable time thereafter upon the call of the President upon his authority or by the President upon the request of any two directors.

Section 2.	Regular Meetings: The Board of Directors may provide by resolution, for the holding of regular meetings in addition to the annual meetings of the Board of Directors. Unless and until the Board of Directors provide to the contrary, regular meetings shall be held at least quarterly.

Section 3.	Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President or any five directors.

Section 4.	Place of Meetings: All meetings of the Board of Directors shall be held at the principal office of the corporation or at such other place, wither within or without the State of North Carolina, and at such time as the Board of Director may provide by resolution or as may be designated in a duly executed waiver of notice of such meeting.

Section 5.	Notice of Meetings: Annual and regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meetings, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called.

Section 6.	Quorum: A majority of the directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7.	Manner of Acting: Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8.	Informal Action by Directors: Action taken by a majority of the directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

ARTICLE V

OFFICERS

Section 1.	Number: The officers of the Corporation shall consist of a President, an Administrative Vice-President, a Financial Vice-President, one or more Vice-Presidents, a Secretary, a Treasurer, an Assistant Secretary, an Assistant Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same persons, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2.	Election and Term: The officers, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board or by informal action of the Board pursuant to Section 8 of Article IV of these by-laws. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

Section 3.	Subordinate Officers and Agents: The Board of Directors, from time to time may appoint such other officers or agents, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

Section 4.	Resignations: Any officer may resign at any time by giving written notice to the President or Secretary of the corporation, or if he was appointed by an officer or agent in accordance with Section 3 of this Article V, by giving written notice to the officer or agent who appointed him. Any such resignation shall take effect upon acceptance of it by the Board of Directors or by the officer or agent appointing the person so resigning.

Section 5.	Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause, by the affirmative vote of two-thirds of the Board of Directors. The officers appointed in accordance with the provisions of Section 3 of this Article V may be removed, with or without cause, by the affirmative vote of two-thirds of the Board of Directors, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 6.

President: The President shall be the principal executive officer and general manager of the corporation. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall designate the officer of the Corporation who is to perform the duties and exercise the powers of the office of President in his absence. The Board of Directors shall designate the officer of the Corporation who is to perform the duties and exercise the powers of the office of President in the event of his disability.

Section 7.	Administrative Vice-president: The Administrative Vice-President shall perform such duties and have such powers as the President shall prescribe.

Section 8.	Financial Vice-President: The Financial Vice-President shall be responsible for planning and directing all financial affairs of the Corporation and shall report directly to the President concerning the same. In addition, he shall perform such other duties and have such other powers as the President shall prescribe.

Section 9.	Vice-Presidents: The Vice-Presidents shall perform such duties as may be prescribed by the President.

Section 10.	Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these by-laws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or the Board of Directors.

Section 11.	Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for a period of ten years for inspection by any shareholder; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

Section 12.	Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or Treasurer respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

Section 13.	Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation who may receive, handle, or disburse money for its account, or who may have any of the corporation’s property in his custody or be responsible for its safety or preservation, to give bond, in such sum and with such sureties as satisfactory to the Board of Directors, for the faithful performance of the duties of his respective office or position, and for the restoration to the corporation, in the event of his death, resignation or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind belonging to the corporation and in his custody.

Section 14.	Delegate Duties: In case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for a stipulated time, provided two-thirds of the entire Board of Directors concurs therein, and provided that the same is not otherwise in conflict herewith.

Section 15.	Compensation: No Directors of the Corporation shall be prevented from acting as an officer of the Corporation or from receiving compensation as an officer by reason of the fact that he is a Director. The compensation of the President of the Corporation shall be fixed by the Board of Directors. The compensation of the other officers of the Corporation shall be fixed by the Board of Directors upon the recommendation of the President.

Section 16.	Disallowed Payments: Any payments made to an officer of the corporation in the form of compensation for services or re-imbursement of expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service for Federal tax purposes, shall be re-paid by such officer to the corporation to the full extent of such disallowance upon the corporation’s receiving notification of the disallowance of the same. The Board of Directors shall enforce the provisions hereof and shall employ counsel and bring suit to that end if the same becomes necessary.

ARTICLE VI

CONTRACTS, LOANS AND DEPOSITS

Section 1.	Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.	Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless, except, and as authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.	Checks and Drafts: All notes, checks, drafts, acceptances or other orders for the payment of money issued in the-name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.	Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct, or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may, from time to time, be given by the Board of Directors.

Section 5.	Proxies: Any share in any other corporation which may, from time to time, be held by the corporation may be represented and voted at any meeting of the shareholders of such other corporation by any person or persons thereunto authorized by the Board of Directors, and in the absence of such authorization, by the President.

ARTICLE VII

CERTIFICATES, STOCK SHARES AND THEIR TRANSFER

Section 1.	Certificates for Shares: Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer, and sealed with the seal of the corporation. By resolution of the Board of Directors, the signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed, or omitted if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation and the seal upon the certificate may also be a facsimile, engraved or printed. The Certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Section 2.	Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.

Section 3.	Transfer Agent or Registrar: The Board of Directors may appoint a transfer agent or registrar; and, such appointment may cover all of or less than the entire amount of authorized stock of the corporation and may define the practice and regulations by which the said transfer agents or registrar shall act.

Section 4.	Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 5.	Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.	Dividends: The Board of Directors of the corporation may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

Section 2.	Seal: The corporate seal of the corporation shall be in such form as shall be approved by the Board of Directors from time to time.

Section 3.	Waiver of Notice: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or by-laws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.	Fiscal Year: The fiscal year of the corporation shall be established by resolution of the Board of Directors.

Section 5.	Amendments: Except as otherwise provided herein, these by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of two-thirds of the directors at any regular or special meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a by-law: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committees; (3) increasing or decreasing the maximum and minimum number of directors authorized by the Articles of Incorporation; (4) classifying and staggering the election of directors.